UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2015

Proteon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 West Street Waltham, MA Summerville, SC 29485	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 890-0102

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Annual Meeting and Record Date Set

The Board of Directors of Proteon Therapeutics, Inc. (the “Company”) has approved June 2, 2015 as the date for the Company’s 2015 annual meeting of shareholders (the “Annual Meeting”). The Board of Directors also approved the record date for shareholders entitled to notice of and to vote at the Annual Meeting, which is fixed as the close of business on April 15, 2015. Because the Company did not hold an annual meeting of shareholders in 2014, in order for a proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be timely, it must be received by the Company’s Secretary at the principal executive offices of the Company by April 13, 2015, which the Company has determined to be a reasonable time before the Company’s proxy statement is due to be printed and mailed. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.

The address of the Company’s principal executive offices is 200 West Street, Waltham, Massachusetts 02451.

Shareholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the Company’s Amended and Restated By-laws (the “By-laws”) must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the Company did not hold an annual meeting of shareholders in 2014, in accordance with Section 2.12 of the By-laws, to be timely, such notice must be received by the Secretary by April 13, 2015. Such proposals must also comply with all other requirements set forth in the By-laws and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	PROTEON THERAPEUTICS, INC.
(Registrant)

	By:	/s/ Timothy P. Noyes
Name: Timothy P. Noyes
Title: President & Chief Executive Officer